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                            Rule 424 (b)(2)
                            File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: 136                       Dated:  March 12, 1997

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                            21869EFT7

Principal Amount:                                 25,000,000.00

Settlement Date:                                  3/14/97

Base Rate:                                        LIBOR (TELERATE PG. 3750)

Index Maturity:                                   3 MONTH LIBOR

Initial Interest Rate:                            5.5325%(5.5625% TELERATE PG
                                                          3750, 3/12/97)

Spread or Spread Multiplier, if applicable:       MINUS 3 BPS.

Interest Rate Reset Dates:                        QUARTERLY ON THE 16TH OF
                                                  MAR., JUNE, SEPT., DEC.

Interest Payment Dates:                           QUARTERLY ON THE 16TH OF
                                                  MAR., JUNE, SEPT., DEC.

First Coupon:                                     6/16/97

Day Count:                                        ACTUAL/360

Stated Maturity Date:                             3/15/99

Maximum Interest Rate, if any:

Minimum Interest Rate, is any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: